QuickLinks -- Click here to rapidly navigate through this document

EXHIBIT 23.1

CONSENT OF INDEPENDENT AUDITORS

    We consent to the incorporation by reference in this Registration Statement on Form S-8 pertaining to the Methode Electronics, Inc. 2000 Stock Plan of our report dated June 25, 2001, with respect to the consolidated financial statements and schedule of Methode Electronics, Inc. included in the Annual Report (Form 10-K) for the fiscal year ended April 30, 2001 filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP

Chicago, Illinois

October 10, 2001

QuickLinks

CONSENT OF INDEPENDENT AUDITORS